Exhibit 4.3

IR BIOSCIENCES HOLDINGS, INC.

AMENDMENT NO. 2
to
WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL WARRANT

This AMENDMENT NO. 2 TO WARRANT TO PURCHASE COMMON STOCK (this “Amendment”) dated July 19, 2010 by IR BIOSCIENCES HOLDINGS, INC., a Delaware corporation (the “Company”) in favor of YA GLOBAL INVESTMENTS, L.P., a Cayman Islands exempt limited partnership (the “Holder”).

RECITALS:

WHEREAS, the Company has issued to Holder that certain Warrant to Purchase Common Stock, Warrant No. IRBO-1-1 (as heretofore amended, the “Warrant”), dated January 3, 2008, and as amended by Amendment No. 1 to Warrant to Purchase Common Stock dated August 7, 2008 by the Company in favor of the Holder.  The Warrant entitles the holder to purchase 750,000 shares of the Company’s common stock.  Capitalized terms used but not defined herein have the meaning given thereto in the Warrant.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company hereby agrees as follows:

1.           The definition of “Warrant Exercise Price” as set forth in Section 1(b)(xiv) shall be removed in its entirety and replaced with the following:

““Warrant Exercise Price” shall mean, (i) for the first 375,000 Warrant Shares, $0.13, and (ii) for the remaining 375,000 Warrant Shares, $0.20, or as subsequently adjusted as provided in Section 8 hereof.”

2.           Except as modified pursuant hereto, no other changes or modifications to the Warrant are intended or implied and in all other respects the Warrant shall continue to be and shall remain unchanged and in full force and effect in accordance with their respective terms, and is hereby specifically ratified, reaffirmed and confirmed by the Company as of the effective date hereof.

3.           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

1

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

IR BIOSCIENCES HOLDINGS, INC.

By:  /s/ Michael Wilhelm
Name: Michael Wilhelm
Title:    Chief Executive Officer

2

IN WITNESS WHEREOF, the Holder has caused this Amendment to be signed by its duly authorized officer.

YA GLOBAL INVESTMENTS, L.P.

By:             Yorkville Advisors, LLC
Its:             Investment Manager

By:  /s/ Mark Angelo
Name: Mark Angelo
Title:

3

IR BIOSCIENCES HOLDINGS, INC.

AMENDMENT NO. 1
to
WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL WARRANT

This AMENDMENT NO. 1 TO WARRANT TO PURCHASE COMMON STOCK (this “Amendment”) dated July 19, 2010 by IR BIOSCIENCES HOLDINGS, INC., a Delaware corporation (the “Company”) in favor of YA GLOBAL INVESTMENTS, L.P., a Cayman Islands exempt limited partnership (the “Holder”).

RECITALS:

WHEREAS, the Company has issued to Holder that certain Warrant to Purchase Common Stock, Warrant No. IRBO-2-2 (the “Warrant”), dated August 7, 2008.  The Warrant entitles the holder to purchase 750,000 shares of the Company’s common stock.  Capitalized terms used but not defined herein have the meaning given thereto in the Warrant.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company hereby agrees as follows:

1.           The definition of “Warrant Exercise Price” as set forth in Section 1(b)(xiv) shall be removed in its entirety and replaced with the following:

““Warrant Exercise Price” shall mean, (i) for the first 375,000 Warrant Shares, $0.35, and (ii) for the remaining 375,000 Warrant Shares, $0.45, or as subsequently adjusted as provided in Section 8 hereof.”

2.           Except as modified pursuant hereto, no other changes or modifications to the Warrant are intended or implied and in all other respects the Warrant shall continue to be and shall remain unchanged and in full force and effect in accordance with their respective terms, and is hereby specifically ratified, reaffirmed and confirmed by the Company as of the effective date hereof.

3.           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

IR BIOSCIENCES HOLDINGS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Holder has caused this Amendment to be signed by its duly authorized officer.

YA GLOBAL INVESTMENTS, L.P.

By:             Yorkville Advisors, LLC
Its:             Investment Manager

By:
Name:
Title: